EXHIBIT 10T

                                                                 CONFORMED COPY















                                    FRED MEYER

                            EXCESS DEFERRAL AND BENEFIT
                                 EQUALIZATION PLAN

                                 1994 RESTATEMENT

                                  January 1, 1994


Fred Meyer, Inc.
an Oregon corporation
PO Box 42121
Portland, Oregon  97242                                              Fred Meyer

                                 TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

1.     Purposes; Administration; Plan Year.................................. 1

2.     Eligibility.......................................................... 1

3.     Compensation Deferral................................................ 2

4.     Basic and Matching Contribution Credits.............................. 3

5.     Deferred Compensation Account; Vesting............................... 5

6.     Irrevocable Trust.................................................... 6

7.     Time and Manner of Payment........................................... 7

8.     Withdrawals.......................................................... 8

9.     Death or Disability.................................................. 9

10.    Termination; Amendment...............................................11

11.    Claims Procedure.....................................................11

12.    General Provisions...................................................12

13.    Effective Date.......................................................13

                                    FRED MEYER

                            EXCESS DEFERRAL AND BENEFIT
                                 EQUALIZATION PLAN

                                 1994 Restatement

                                  January 1, 1994


Fred Meyer, Inc.
an Oregon corporation
PO Box 42121
Portland, Oregon  97242                                              Fred Meyer


    1.   Purposes; Administration; Plan Year

         1.1 This plan is adopted to permit eligible employees of Employers to defer a portion of what would otherwise be current compensation in amounts exceeding the elective deferrals allowed under the Fred Meyer Profit Sharing Plan (the Profit Sharing Plan). The plan will also allow Employers to provide deferred compensation credits for cut-backs in eligible employees' basic and matching contributions under the Profit Sharing Plan because of legal limits. The plan shall apply to Fred Meyer and affiliates of Fred Meyer designated by the Committee (see below). The term "Employer" refers to Fred Meyer and all designated affiliates.

         1.2 This plan shall be administered by a Compensation Committee appointed by the Chair of the Board of Directors of Fred Meyer. The Committee shall interpret the plan and make determinations about participation and benefits. Any decision by the Committee within its authority shall be final and binding on all parties. The Committee may delegate all or part of its authority.

         1.3    The plan year shall be a calendar year.

    2.   Eligibility

         2.1 An employee of an Employer shall be eligible to participate for a plan year if the employee is designated by the Committee to participate in the plan.

         2.2 An employee eligible under 2.1 shall automatically participate in Basic Contribution Credits starting with the first plan year of eligibility for Basic Contributions under the Profit
Sharing Plan.

         2.3 An employee eligible under 2.1 may participate in elective deferrals and related matching credits by filing a deferral election as follows:

                (a) An employee who is eligible on the
         effective date of the plan or who later becomes eligible during a year may participate with respect to future compensation by filing an election within 30 days after being notified of eligibility by the Committee.

                (b) Except as provided in (a), an election for a year must be filed before the start of the year.

         2.4 A person having an Account under the plan shall be known as a participant.

    3.   Compensation Deferral

         3.1 An eligible employee may elect for each plan year (or part plan year under 2.3(a)) to defer a portion of regular compensation paid for the year or part year as follows:

                (a) The amount deferred may be expressed as a dollar amount, a percentage of regular salary or bonus or a percentage of bonus over a certain dollar amount. The minimum deferral shall be $100 per month.

                (b) An expressed percentage shall apply to any pay changes in the year. A stated dollar amount shall not be affected by pay changes. Separate percentages or dollar amounts may be stated for salary and bonuses.

                (c) A bonus deferral shall be governed by the election for the year for which the bonus is payable, not the year in which the bonus is paid.

                (d) The maximum deferral for any year will be 50 percent of regular salary and 100 percent of bonus pay before reductions for contributions under this plan or the Profit Sharing Plan. The amount deferred shall be offset by the maximum elective deferral the employee could make under the Profit Sharing Plan, after reduction to comply with the annual dollar limit on elective deferrals, the actual deferral percentage test, the limit on annual additions and adjustments to avoid top-heavy status.

         3.2 Deferral elections under the plan shall be made in writing to the Committee on a form provided for that purpose.
Elections shall be effective as follows:

                (a) An election by a person first becoming eligible for participation shall be effective for the year the participant becomes eligible if made within 30 days after notice of eligibility.

                (b) Except as provided in (a), an election shall be effective for the plan year starting after the plan year in which the election is received by the Committee. An election shall be irrevocable for the first plan year for which it is effective.

                (c) An election may be effective indefinitely or for one or more years as specified in the election. A new election is required to continue deferrals after an election expires. A continuing election may be revoked or changed by a new election under (b).

    4.   Basic and Matching Contribution Credits

         4.1 Under the Profit Sharing Plan, Employer makes a Basic Contribution and a Matching Contribution for participants each year as follows:

                (a) The amounts are fixed by the Board of Directors of Fred Meyer each year.

                (b) The Basic Contribution is allocated among participants in proportion to covered compensation under the Profit Sharing Plan.

                (c) The Matching Contribution is allocated among participants in proportion to their elective deferrals up to 5 percent of compensation.

         4.2 Basic or Matching Contributions for a participant under the Profit Sharing Plan may be reduced in any year as follows:

                (a) Basic Contributions may be reduced because of one or more of the following reasons:

                    (1)  The limit under Code section
                401(a)(17) on compensation considered for allocations.

                    (2)  The limit under Code section 415
                on annual additions.

                    (3)  An adjustment to avoid top-heavy
                status.

                    (4)  Deferral of compensation under
                this plan.

                (b) Matching Contributions may be reduced because the participant may be prevented from making elective deferrals under the Profit Sharing Plan of 5 percent of compensation due to ineligibility or due to the annual dollar limit on elective deferrals, the actual deferral percentage test, the limit on annual additions or an adjustment to avoid top-heavy status.

         4.3 If Basic or Matching Contributions, or both, are reduced under 4.2 in any year for an employee eligible to participate under 2.1, the participant shall receive a corresponding credit or credits to the participant's Account in this plan as follows:

                (a) The Matching Contribution credit shall equal the additional Matching Contribution, if any, the participant would have been allocated under the Profit Sharing Plan if the amounts deferred under this plan had been allowed as elective deferrals under the Profit Sharing Plan. The amount credited shall be controlled by the deferral election under 3.2 in effect for the year to which the Matching
         Contribution relates.

                (b) The Basic Contribution Credit shall equal the amount of Basic Contribution reduction for the participant for the year under 4.2(a).

                (c) The Basic or Matching Contribution credit shall be reserved by Employer or paid to the trust under 6 below at a time fixed by the Committee. Amounts shall be credited for accounting and guideline investment purposes when paid or reserved.

                (d) For a year of participation because of ineligibility for the Profit Sharing Plan, Basic and Matching Contribution credits shall not be made for anyone below the level of senior vice president.

         4.4 Basic and Matching Contribution credits under 4.2 shall be recorded, adjusted for investment guideline credits and paid out in accordance with this plan.

    5.   Deferred Compensation Account; Vesting

         5.1 As of the first of each four-week accounting period, Employer shall credit the amount deferred for that four-week accounting period pursuant to the participants' election.

         5.2 Employer shall credit to a participant's Account any Basic or Matching Contribution credit at the time specified in 4.3(c).

         5.3 Employer shall make guideline investment credits to each participant's Account, until the entire Account has been paid out, as follows:

                (a) The Committee shall establish guideline investment funds with investment objectives fixed by the Committee. The guideline funds may parallel the investment funds created under the Profit Sharing
         Plan, available under any insurance policy or policies purchased by the Company in connection with this plan or available under any irrevocable trust established under Section 6, below.

                (b) Each participant shall, under procedures established by the Committee, elect the guideline fund or funds for the participant's Accounts under this plan, including amounts attributable to Basic and Matching Contribution Credits. In the absence of a proper election, a balanced guideline fund will be used. Participant elections may be changed at such times and subject to such limits as may be fixed by the Committee.

                (c) The Committee shall adjust all Accounts in accordance with the elected guidelines at a time as close as reasonably practicable to the time that participant accounts are adjusted under the Profit Sharing Plan. For this purpose, Accounts shall be treated as though Basic and Matching Contribution Credits had been made at the times as of which such contributions would have been credited to participant's accounts if made under the Profit Sharing Plan.

                (d) When an Account is in pay status, the Committee may require use of a cash equivalent guideline fund to the extent necessary to allow more frequent adjustments to coincide with the timing of pay distributions.

         5.4 Each participant's Account shall be maintained on the books of the Employer until full payment has been made to the participant or beneficiaries under Sections 7 and 8 and the following shall apply subject to 6.3:

                (a) Employer shall not be obligated to set aside or earmark any funds for the Account, which shall be purely a bookkeeping device.

                (b) All amounts of deferred compensation under this plan shall remain at all times the unrestricted assets of the Employer, and the promise to pay the deferred amounts shall at all times remain unfunded as to the participants.

         5.5 A participant's Account, including Basic and Matching Contribution credits, shall be 100 percent vested at all times whether or not the participant is fully vested in all accounts under the Profit Sharing Plan.

         5.6    Amounts deferred or credited as Basic or Matching
Contribution credits are treated as wages for FICA and FUTA taxes and withholding as follows:

                (a) Subject to (b) and (c), required
         withholding shall be imposed on other current pay of the participant, not on the amount deferred or otherwise credited.

                (b) A participant may, under rules of the Committee, elect to have any required withholding satisfied by reducing the credits under this plan or by direct payment by the participant.

                (c) If the participant's other current pay is insufficient to cover the required withholding, the difference shall be satisfied from the amount otherwise credited unless timely paid by the participant under Committee rules.

                (d) Guideline investment credits are not subject to FICA or FUTA tax or withholding.

    6.   Irrevocable Trust

         6.1 Employer may but shall not be required to establish an irrevocable trust to assume the liabilities to participants in certain circumstances, and may transfer cash to such a trust.

         6.2 If Employer creates a trust under 6.1 above, assets transferred to the trust shall be invested as follows:

                (a) Investment of such assets shall be at the absolute discretion of the Committee, the trustee, or both on a shared basis, as provided in the trust.

                (b) The guideline investment funds under 5.3 shall be purely for measuring the amount of time-value credits.

                (c) Neither employer nor the trustee shall be required to invest in such funds in accordance with participants' elections. Employer and the trustee may, however, choose, in their discretion, to invest in the elected guideline funds in accordance with the elections, and shall incur no liability for doing so.

         6.3 The trust under 6.1 shall be a grantor's trust and all assets held in trust shall be assets of Employer subject to the trust terms. All assets of the trust shall at all times be subject to the claims of creditors of Employer in circumstances described in the trust. Participants will not receive a vested priority interest in the trust assets ahead of such creditors. Participants' interests in the trust will be governed by the trust terms at all times.

    7.   Time and Manner of Payment

         7.1 Subject to 7.3 and 8.1 a participant's Payment Date shall be one of the following as selected under 7.3:

                (a) The date the participant terminates
         employment under 7.5 for any reason.

                (b) The date the participant has terminated employment under 7.5 and has reached an age up to 70 specified in the deferral election.

         7.2 A participant's Account shall be paid in one of the following ways as selected under 7.3 and 7.4:

                (a) In a lump sum within 30 days after the Payment Date.

                (b) In a lump sum within 30 days after the January 1 following the Payment Date.

                (c) In installments under 7.4 over a period up to 10 years starting the first of the month after the Payment Date.

                (d) In installments under 7.4 over a period up to 10 years, starting the January 1 following the Payment Date.

         7.3 In the deferral election a participant shall select the Payment Date under 7.1 and the form of payment under 7.2. The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election. If different selections are made in deferral elections applicable to different years, the Account shall be appropriately divided for distribution.

         7.4 If installments are selected, the payout period shall be specified in the deferral election. The installment size shall be fixed on the benefit starting date and each later January 1 as though equal installments were to be paid for the balance of the payment period including investment guideline credits at a rate estimated as of the date of calculation. Installments may be monthly, quarterly or annually, as elected by the participant at termination. If participant fails to make an election within 30 days after notification that an election must be made, installment payments shall automatically be made on an annual basis.

         7.5 A participant terminates employment when no longer employed by an Employer or an affiliate of an Employer. An affiliate is a corporation or other entity that has been designated an affiliate for this purpose by the Committee.

         7.6 The Employer may withhold from any payments any income tax or other amounts as required by law. Payments are generally not subject to FICA or FUTA tax or related withholding.

    8.   Withdrawals

         8.1 A participant may withdraw amounts from the Account before the Payment Date as follows:

                (a) Upon approval of the Committee, up to 100 percent of the amount reasonably necessary to meet an unforeseeable emergency under 8.2, as determined by the Committee.

                (b) At the participant's option, 100 percent of the Account balance less a forfeiture of 10 percent of the amount withdrawn. The participant shall be permanently ineligible to participate after a forfeiture withdrawal.

         8.2 "Unforseen emergency" means a participant's severe financial hardship that cannot be met from other reasonably available resources and is caused by one or more of the following:

                (a) Illness or accident of the participant or a dependent under Internal Revenue Code section 152(a).

                (b) Loss of the participant's property due to casualty.

                (c) Other similar extraordinary and
         unforeseeable circumstances arising as a result of events beyond the control of the participant.

         8.3 Other resources are reasonably available if assets can be liquidated without that itself creating severe financial hardship, if insurance or other reimbursement is available, or if deferrals under this plan can be stopped.

         8.4 The Committee shall establish guidelines and procedure for implementing withdrawals. An application for withdrawal shall be written, shall be signed by the participant and shall include the following:

                (a) For hardship withdrawal, a statement of the facts causing the financial hardship and any other facts as may be required by the Committee.

                (b) For forfeiture withdrawal, an
         acknowledgement of the forfeiture and future ineligibility.

         8.5 The withdrawal date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.

         8.6 Amounts forfeited under 8.1(b) shall be applied at the first opportunity to offset contributions by Employer that may otherwise be payable to a trust created under 6.1.

    9.   Death or Disability

         9.1 A Participant's Account shall be payable under this Section on the participant's death or disability regardless of the provisions of Section 7.

         9.2 On death the Account shall be paid under 9.3 within 30 days as follows:

                (a) If the recipient is the surviving spouse and the participant had selected installment pay out, by installments in accordance with the selection.

                (b) In all other cases, by a lump sum.

         9.3 An amount payable on death of a participant shall be paid to the participant's beneficiary in the following order of priority:

                (a) To the surviving beneficiaries designated by the participant in writing to the Committee.

                (b) To the surviving beneficiaries designated by the participant to receive death benefits under the Profit Sharing Plan.

                (c) To the participant's surviving spouse.

                (d) To the participant's surviving children in equal shares.

                (e) To the participant's estate.

         9.4 If a surviving spouse is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the spouse's estate.

         9.5 If a participant is temporarily disabled while employed or is receiving long-term disability benefits under a plan described in 9.6 the following shall apply:

                (a) The participant shall be treated as
         employed until age 65, and no payments will be made from the Account before age 65 except as provided below.

                (b) If disability benefits stop and disability continues, the Account shall be paid in accordance with the election under Section 7.

                (c) If the participant dies, the provisions applicable to death shall be followed.

                (d) If the participant ceases to be disabled and does not resume employment, the provisions applicable to termination shall be followed.

         9.6 A participant is disabled if the Committee determines that either of the following applies:

                (a) The participant is eligible to receive long-term disability benefits under a plan maintained by the Employer or an affiliate or would have been eligible if covered by the plan.

                (b) In the absence of a plan under (a), the participant is permanently and totally disabled on the basis of criteria established by the Committee.

   10.   Termination; Amendment

         10.1 The Committee may terminate this plan effective the first day of any month after notice to the participants or earlier as provided in 12.4. On termination the following shall apply except as provided in 10.3:

                (a) Amounts deferred through the last month before the effective date of termination shall remain deferred and be credited to the Accounts in accordance with the plan.

                (b) Deferral elections shall terminate as of the effective date of termination, and no further deferrals shall be allowed.

                (c) Amounts in an Account shall remain to the credit of the Account, shall continue to receive investment guideline credits and shall be paid out in accordance with Sections 7, 8 and 9.

         10.2 The Committee may amend this plan effective the first day of any month by notice to the participants. An amendment may be retroactive within the plan year in which notice is given except that the right of participants to defer compensation may not be reduced for the portion of the plan year through the month in which the notice is given.

         10.3 If the Internal Revenue Service issues a final ruling that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the participants within 30 days.

   11.   Claims Procedure

         11.1 Any person claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

         11.2 If the claim or request is denied, the written notice of denial shall state:

                (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

                (b) A description of any additional materials or information required and an explanation of why it is necessary.

         11.3 The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

         11.4 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Committee. The original decision shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

         11.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. Subject to 11.6, all decisions on review shall be final and bind all parties concerned.

         11.6 If Employer creates a trust under 6.1, a decision of the Committee shall be subject to review by the Trustee to the extent provided for under the trust.

   12.   General Provisions

         12.1 If suit or action is instituted to enforce any rights under this plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

         12.2 Any notice or directions under this plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postage prepaid as first class. Mail shall be directed to Fred Meyer at the address stated in this plan, to the participant at the address stated in the deferral election or to such other address as a party may specify by notice to the other parties. Notices to an Employer or the Committee shall be sent to Fred Meyer's address.

         12.3 The rights of a participant under this plan are personal. Except for the limited provisions of 9.3 and 12.5, no interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.

         12.4 If an Employer merges, consolidates, or otherwise reorganizes or if its assets or business are acquired by another company, this plan shall continue with respect to those eligible employees who continue in the employ of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this plan. In such an event, however, a successor corporation may terminate this plan as to its employees on the effective date of the succession by notice to eligible employees within 30 days after the succession.

         12.5 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event the Committee may in its discretion direct that payments be made to one or more of the following:

                (a) To a parent or spouse or a child of legal age.

                (b) To a legal guardian.

                (c) To one furnishing maintenance, support, or hospitalization.

   13.   Effective Date

         This Restatement shall be effective as follows:

                (a) The general effective date shall be
         January 1, 1994.

                (b) The change in maximum deferral under 3.1(d) shall apply to deferrals after December 31, 1995.

         Adopted July 20, 1995.

                                    Fred Meyer, Inc.


                                    By   KENNETH THRASHER, SR VP
                                       ------------------------------

                                    Executed November 22, 1995